Exhibit 99.1

Avnet, Inc. Acquires YEL Electronics Hong Kong Ltd.

Acquisition solidifies Avnet’s position as the largest distributor of interconnect, passive and electromechanical (IP&E) products in Asia

Phoenix, Arizona, January 2, 2008 — Avnet, Inc. (NYSE:AVT) today announced that it has acquired YEL Electronics Hong Kong Ltd. (YEL). YEL, which was established in 1992, is a leading distributor of interconnect, passive, electromechanical and limited semiconductor components in the Asia region, representing over 30 franchised suppliers.

YEL generated approximately US$200 million of revenue in the twelve months ended December 2007 with over 80 percent coming from IP&E products. With the acquisition, Avnet gains a well established team of talented and knowledgeable employees serving over 2000 customers in 8 countries across Asia Pacific. The acquisition also expands Avnet Electronics Marketing’s franchised line card with new IP&E suppliers in the region.

Harley Feldberg, president of Avnet Electronics Marketing global, noted that the acquisition is another significant step in Electronics Marketing’s strategy to accelerate growth: “The IP&E distribution industry in Asia is highly fragmented, and Avnet intends to actively participate in its consolidation. The acquisition of YEL provides an excellent opportunity to supplement our organic growth initiatives by adding a well respected regional distributor with a management team that shares our focus on profitable growth and superior customer service. With this acquisition, we have increased our IP&E business in Asia by over 50% and become the largest IP&E distributor in the region.”

Avnet YEL will operate as a specialist division to maintain its focus on IP&E profitable growth. The combined customer base will also provide additional opportunities for cross selling as our sales organizations will have an expanded line card supported by Avnet’s world-class supply chain management and logistics capabilities. The transaction is expected to be immediately accretive to earnings, excluding minimal integration charges, and supports Avnet’s long-term return on capital goals.

Stephen Wong, president of Avnet Electronics Marketing Asia added, “The acquisition of YEL is a clear demonstration of Avnet’s commitment to invest in the high growth Asia components market. With a larger team of talented people, a broadened account base and an expanded line card, Electronics Marketing Asia will have additional opportunities to accelerate organic growth while leveraging our scale and scope advantages to deliver superior value to our trading partners.”

In addition to distributing an industry-leading line card comprised of the world’s leading suppliers of semiconductor and IP&E products, Electronics Marketing Asia also offers a wide portfolio of value added services – from design, demand creation and technical support to leading supply chain and logistic services. This acquisition further validates Avnet’s desire and ability to continue investing in this high growth region.

Forward-looking statements

This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future business and/or financial success or the business outlook and represent the Company’s judgment as of the date of this release. Risk and uncertainties that may materially affect the actual results are described from time to time in Avnet’s SEC filings, including the Company’s reports on Form 10-K, Form 10-Q and Current Reports on 8-K.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving 70 countries worldwide. The company markets, distributes and optimizes the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. Avnet brings a breadth and depth of capabilities, such as maximizing inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2007, Avnet generated revenue of $15.68 billion. For more information, visit www.avnet.com. (AVT_IR)

About Avnet Electronics Marketing
Avnet Electronics Marketing is an operating group of Phoenix-based Avnet, Inc. (NYSE:AVT), a Fortune 500 company. Avnet Electronics Marketing serves electronic original equipment manufacturers (EOEMs) and electronic manufacturing services (EMS) providers in more than 70 countries, distributing electronic components from leading manufacturers and providing associated design-chain and supply-chain services. The group’s Web site is located at http://www.em.avnet.com.

For more information, please contact:

Avnet Electronics Marketing, Asia
Jaime Chan
Marketing Communications Manager, Asia Pacific
Tel: 852-2410 2735

Avnet, Inc.
Michelle Gorel
Vice President, Public Relations
Tel: +1 (480) 643-7653

Investor Relations
Vincent Keenan
Vice President, Investor Relations
Tel: +1 (480) 643-7053